                                                                       Exhibit 5

                             MANAGEMENT AGREEMENT

     AGREEMENT made as of the __ day of _______, 1997, by and between LaSalle Partners Funds, Inc., a Maryland corporation (the "Company"), and ABKB/LaSalle Securities Limited d/b/a LaSalle Partners Real Estate Securities, a Maryland limited partnership (the "Manager").

                                  WITNESSETH:

     WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company currently has a single investment portfolio and may have additional investment portfolios from time to time; and

     WHEREAS, the Manager is engaged in the business of providing investment management and advisory services and is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Company desires to retain the Manager to provide investment management services to its investment portfolios listed in the Fee Schedule appended hereto (the "Funds"), as from time to time amended, and the Manager is willing to perform such services on the terms set forth herein; and

     WHEREAS, the Company initially desires to invest all of the investable assets of each Fund in a separate investment portfolio (a "Portfolio") of another mutual fund (the "Trust") with the same investment objective, policies and restrictions, and the Trust has retained the Manager to provide investment management services to such Portfolios;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1.  Appointment of Manager.  The Company hereby appoints the Manager as
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investment manager of the Funds for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Duties of Manager.  (a)  The Manager shall be responsible for
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monitoring the investment management services provided to the Portfolios, including, among other things, review on a periodic basis of the investment programs and practices of each Portfolio and the composition of its portfolio investments, and shall report to the Board of Directors of the Company with respect to such matters in connection with the Board's consideration of whether continued investment exclusively in the Portfolios is in the best interests of shareholders of the Funds.

         (b) In the event that the Board of Directors of the Company determines to withdraw the investment of any Fund in a Portfolio, the Manager shall be responsible, subject to the supervision of the Board of Directors, for providing a continuous investment program for that Fund, including the provision of investment research and management with respect to all securities and investments and cash equivalents purchased, sold or held by the Fund and the selection of brokers and dealers through which portfolio transactions for the Fund are to be executed. In carrying out its responsibilities under this paragraph (b), the Manager shall at all times act in accordance with the investment objectives, policies and restrictions of the Funds as stated in the Company's registration statement under the 1940 Act, as amended from time to time (the "Registration Statement"), as well as all applicable laws and regulations.

         (c)  The Manager agrees that it will:

              (i) promptly advise the Company's custodian and accounting services agent of each purchase and sale, as the case may be, made on behalf of a Fund of any security or other investment specifying in each case: the name and quantity of the investment purchased or sold, the units and aggregate purchase or sale price, the commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer, and such other information as the Company's custodian or accounting agent may reasonably request, all in such manner as the Company's custodian or accounting agent may from time to time reasonably request;

              (ii) provide, in a timely manner, such information as the Company or its authorized agent may reasonably request in connection with the computation of the net asset value and net income of the Funds in accordance with the procedures prescribed in the Registration Statement, or more frequently as requested by the Board of Directors of the Company; provided, however, that the Manager shall not be responsible for any such computation or for the calculation of the net asset value per share of the Funds;

              (iii) render regular reports to the Board of Directors of the Company concerning the Manager's performance of its responsibilities under this Agreement and such other periodic and special reports as the Board may request; in particular, the Manager agrees that it will attend meetings of the Board of Directors and the validly constituted committees thereof;

              (iv) permit individuals who are officers or employees of the Manager to serve (if duly elected or appointed) as officers, directors or members of any advisory board or committee of the Company; and

              (v) furnish office space, facilitates, equipment and personnel adequate for the performance of its duties under this Agreement.

     3.  Brokerage Transactions.  (a)  In the event that the Manager provides
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services pursuant to paragraph (b) of Section 2, the Manager, subject to the control and direction of the Board of Directors of the Company, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Fund, and to select the markets on or in which the transactions will be executed. In acting pursuant to this Section 3, the Manager shall place orders through such brokers or dealers in conformity with the policies with respect to portfolio transactions set forth in the Registration Statement. It is understood that neither the Company nor the Manager will adopt a formula for allocation of the brokerage of the Funds. It is understood that the Manager may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for a Fund and for other clients in order to obtain the most favorable execution. In such event, allocation for the securities purchased or sold, as well as expenses incurred in the transaction, shall be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients. The Manager shall provide such reports as the Board of Directors may reasonably request with respect to each Fund's total brokerage and portfolio transaction activities, and the manner in which such transactions were allocated.

         (b) The Manager agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net results in terms of price and execution; provided that, on behalf of any Fund, the Manager may, in its discretion, purchase and sell portfolio securities through brokers-dealers that provide research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934), and the Manager may cause a Fund to pay those brokers-dealers, in return for such brokerage and research services, a higher commission than may be charged by other brokers-dealers, subject to the Manager determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Manager to the Fund and its other clients.

     4.  Books and Records.  The Manager shall create and maintain all necessary
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books and records in accordance with all applicable laws and regulations, including but not limited to the records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the services performed by it hereunder which are not otherwise created and maintained by or on behalf of the Company. The Manager agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Company or the Funds are the property of the Company. The Manager further agrees that the Company, or the Company's authorized representatives, shall have access to such books and records at all times during the Manager's normal business hours and that copies of any such books and records shall be provided to the Company promptly upon request by the Company or its authorized representative.

     5.  Activities and Affiliates of Manager.  (a)  The services furnished by
         ------------------------------------
the Manager hereunder shall not be deemed to be exclusive, the Manager being free to render investment management services to others and to engage in other activities; provided, however, that such services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Manager's ability to meet its obligations to the Company and the Funds hereunder.

         (b) The Company acknowledges that the Manager, or one or more of its affiliated persons, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities; and that the Manager, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3, the Company agrees that the Manager or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Funds, provided that the Manager acts in good faith. The Company acknowledges that one or more Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which a Fund may have an interest. The Manager shall have no obligation to acquire for any Fund any investment that an Affiliated Account may acquire, and the Company shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Funds or otherwise.

         (c) Subject to and in accordance with the Company's Articles of Incorporation and By-Laws, as currently in effect and as amended from time to time, and the 1940 Act and the rules thereunder, it is understood that directors, officers, agents and shareholders of the Company are or may be interested in the Manager or its affiliated persons, as directors, officers, agents and shareholders or otherwise; that directors, officers, agents and shareholders of the Manager or its affiliated persons are or may be interested persons of the Company, as directors, officers, agents, shareholders or otherwise; that the Manager or its affiliated persons may be interested in the Company, as shareholders or otherwise; and that the effect of any such interests shall be governed by said Articles of Incorporation and By-Laws, and the 1940 Act and the rules thereunder.

     6.  Expenses.  (a)  The Manager agrees to bear all expenses incurred by it
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in performing its duties under this Agreement.  In addition, the Manager shall, at its own expense, pay the compensation of directors, officers and employees, if any, of the Company who are affiliated persons of the Manager or its affiliated persons.

         (b) During the term of this Agreement, the Company shall bear all expenses, not specifically assumed by the Manager, incurred in the conduct of its operations, including, without limitation, the following: the expenses of organizing the Company and continuing its existence; fees and expenses of preparing and filing the Company's registration statement under the Securities Act of 1933 and the 1940 Act, and any amendments thereto; fees and expenses of directors and officers of the Company who are not affiliated persons of the Manager or its affiliated persons; fees for administrative services; expenses of preparing, printing and distributing prospectuses, shareholder reports and other materials to shareholders; interest; brokerage commissions; taxes and governmental fees; expenses of issue, purchase, repurchase and redemption of shares; charges and expenses of custodians, transfer agents, dividend disbursing agents and registrars; printing and mailing costs; expenses of auditing, accounting and legal services; expenses of meetings of the Board of Directors and shareholders and proxy solicitations; insurance expenses; association membership dues; and litigation and other extraordinary or non-recurring expenses.

     7.  Compensation.  (a)  For the services provided and the expenses assumed
         ------------
by the Manager pursuant this Agreement, no fee shall be payable by the Company to the Manager; provided, however, that in the event the Manager begins performing services pursuant to paragraph (b) of Section 2, the Company shall pay the Manager a fee in accordance with the Fee Schedule appended to this Agreement. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. For purposes of calculating the Manager's fee, the value the net assets of the Funds shall be determined as described in the Registration Statement. If the Manager shall perform services under paragraph (b) of Section 2 for less than the whole of any month, the foregoing compensation shall be prorated.

         (b) The Manager may, from time to time and for such periods as it deems appropriate, reduce its compensation from a Fund (and, if appropriate, assume expenses of one or more Funds or any class of shares thereof) to the extent the expenses of such Fund or class exceed such expense limitation as the Manager may, by notice to the Company, voluntarily declare to be effective with respect to the Fund or class.

         (c) The Manager agrees to waive all or part of its fee hereunder, or reimburse expenses of a Fund, with the same frequency with which the fee is paid to the Manager, to the extent the expenses borne by the Fund exceed the applicable expense limitations imposed pursuant to the statutes or regulations of any jurisdiction in which shares of the Fund are qualified or registered for offer and sale. To the extent the Manager has reimbursed Fund expenses or waived all or part of its fee, the Company agrees to reimburse the Manager, if so requested by the Manager, provided that such reimbursement does not cause the annual operating expenses of the Fund to exceed such expense limitations.

     8.  Liability of Manager.  The Manager shall not be liable to the Company
         --------------------
or any shareholder for any act or omission in connection with the performance of its duties hereunder including, without limitation, losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Funds, except for liability to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

     9.  Term and Termination.  (a)  This Agreement shall become effective for
         --------------------
each Fund as of the date of execution of the related Fee Schedule and shall continue in effect with respect to each Fund initially listed in the Fee Schedule (and any additional Funds added to the Fee Schedule during the initial term of this Agreement) for two years from the date of this Agreement, provided that this Agreement has first been approved by (i) the Board of Directors of the Company, including a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of the Company. Thereafter, this Agreement shall continue for successive periods of one year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors or, with respect to any Fund, the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         (b) Notwithstanding any provision hereof, this Agreement may be terminated with respect to any Fund or the Company at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund or the Company, respectively, on 60 days' written notice to the Manager, or by the Manager on 60 days' written notice to the Company. Termination of this Agreement with respect to any Fund shall in no way affect the continued validity of this Agreement or performance hereunder with respect to any other Fund. This Agreement shall terminate automatically and immediately in the event of its assignment.

     10. Amendment.  No material provision of this Agreement may be changed,
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waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of any material term of this Agreement shall be effective until it has been approved both by the Board of Directors of the Company, including a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and, when required by the 1940 Act with respect to any Fund, by a majority of the outstanding voting securities of the Fund.

     11. Definitions.  As used in this Agreement, the terms "affiliated
         -----------
person", "assignment", "control", "interested person", and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

     12. Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Maryland, without giving effect to the choice of law principles thereof. To the extent applicable Maryland law or any provision of this Agreement conflicts with applicable provisions of the 1940 Act, the Advisers Act, or other applicable federal laws or regulations, the latter shall control.

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     13. Miscellaneous.  If any provision of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby. The title of this Agreement and the headings of the sections herein are for convenience of the parties only, and are not intended to be part of or affect the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties. No failure or delay on the part of any party hereto in exercising any right power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


Attest:                                LA SALLE PARTNERS FUNDS, INC.


                                       By:
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Attest:                                ABKB/LA SALLE SECURITIES LIMITED



                                       By:
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                                      -7-

                                 FEE SCHEDULE


     The fees payable to the Manager pursuant to Section 7 of the Agreement shall be as follows:

     Fund                                      Annual Fee Rate
     ----                                      ---------------
     LaSalle Partners U.S. Real Estate Fund    0.75% of average net assets


Attest:                                LA SALLE PARTNERS FUNDS, INC.



                                       By:
--------------------                        --------------------------




Attest:                                ABKB/LA SALLE SECURITIES LIMITED



                                       By:
--------------------                        --------------------------



Dated:  _______ __, 1997